     As filed with the Securities and Exchange Commission on May 10, 2001
                                                 Registration No. 333-__________

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          -------------------------

                                   FORM S-3

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                          -------------------------

                          EXODUS COMMUNICATIONS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                          -------------------------


         Delaware                                           77-0403076
(State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                        Identification No.)

                          -------------------------

                        2831 Mission College Boulevard
                         Santa Clara, California 95054
                                (408) 346-2200
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                          -------------------------

                                Adam W. Wegner
                                General Counsel
                          Exodus Communications, Inc.
                        2831 Mission College Boulevard
                         Santa Clara, California 95054
                                (408) 346-2200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                          -------------------------

                                  Copies to:
                             Horace L. Nash, Esq.
                             Craig A. Menden, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                              Palo Alto, CA 94306
                                (650) 494-0600

                          -------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          -------------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
         Title of Each Class of              Amount         Proposed Maximum          Proposed Maximum       Amount of
               Securities                     To Be          Offering Price              Aggregate         Registration
            to be Registered               Registered          Per Unit(1)            Offering Price            Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per
 share(2)................................  108,157,200           $ 9.55               $1,032,901,260.00      $ 258,225.32
===================================================================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq National Market on May 4, 2001.

(2) Associated with Exodus Common Stock are preferred stock purchase rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of specified triggering events.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

================================================================================

================================================================================
                                  PROSPECTUS
================================================================================

                   SUBJECT TO COMPLETION, DATED MAY 10, 2001

     The information in this prospectus is not complete and may be changed. The securities covered hereby may not be resold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                          EXODUS COMMUNICATIONS, INC.


                   Up to 108,157,200 Shares of Common Stock

                            _______________________

     We issued the 108,157,200 shares of common stock covered by this prospectus to Global Crossing GlobalCenter Holdings, Inc. in connection with our acquisition of GlobalCenter Holding Co. Global Crossing GlobalCenter Holdings, Inc. then transferred all of these shares to Global Crossing Landing Holdings Ltd. in a private transaction. These shares may be offered and sold over time by the stockholder named in this prospectus under the heading "Selling Stockholder," by its pledgees or donees, or by other transferees that receive the shares of common stock in transfers other than public sales.

     The selling stockholder may sell any or all of its Exodus shares in the open market at prevailing market prices, or in private transactions at negotiated prices. The selling stockholder may sell the shares directly, or may sell them through underwriters, brokers or dealers. Underwriters, brokers or dealers may receive discounts, concessions or commissions from the selling stockholder or from the purchaser, and this compensation might be in excess of the compensation customary in the type of transaction involved. See "Plan of Distribution."

     We will not receive any of the proceeds from the sale of these shares.

     Our common stock currently trades on the Nasdaq National Market under the symbol "EXDS." The last reported sale price on May 9, 2001 was $9.43 per share.

     Investing in our common stock involves a high degree of risk. Please carefully consider the "Risk Factors" beginning on page 4 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.





               The date of this prospectus is ____________, 2001

     In connection with this offering, no person is authorized to give any information or to make any representations not contained in this prospectus. If information is given or representations are made, you may not rely on that information or representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You may not imply from the delivery of this prospectus, nor from any sale made under this prospectus, that our affairs are unchanged since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus.

                                                TABLE OF CONTENTS
                                                -----------------
Exodus............................................   3    Plan of Distribution..............................   6
Risk Factors......................................   4    Legal Matters.....................................   8
Use of Proceeds...................................   4    Experts...........................................   8
Selling Stockholder...............................   4    Where You Can Find More Information...............   8

                                                -----------------

     This prospectus includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this prospectus, the words "anticipate," "believe," "estimate," "will," "may," "intend" and "expect" and similar expressions identify certain of these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in this prospectus, including under the heading "Risk Factors." These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

     Unless the context otherwise requires, the terms "we," "our," "us," "the company" and "Exodus" refer to Exodus Communications, Inc., a Delaware corporation.

                                    EXODUS

     Exodus is the leading provider of Internet infrastructure outsourcing services for enterprises with mission-critical Internet operations. We offer complex Web hosting and managed and professional services to optimize the performance, reliability and scalability of our customers' Internet operations. As of March 31, 2001, we delivered our services through a worldwide network of 42 Internet Data Centers located throughout North America, Europe and Asia Pacific.

     We offer an integrated portfolio of solutions that provide customers with a scalable, secure and high-performance platform for the development, deployment and management of mission-critical Internet operations. We provide server hosting and Internet connectivity services through our Internet Data Centers' redundant backbone network of multiple high speed and high capacity data lines, along with our public and private network interconnections. We continue to upgrade our network in order to accommodate expected traffic growth. Our managed services include performance monitoring, site management reports, shared and dedicated storage, content delivery and management, security, Web application management, managed Web hosting, and professional consulting services. These services provide the foundation for high performance, availability, scalability and reliability of customers' mission-critical Internet operations. In addition, we integrate best-of-breed technologies from leading vendors with our industry expertise and proprietary technology.

     We began offering server hosting and Internet connectivity services in late 1995, opened our first dedicated Internet Data Center in August 1996, and introduced managed services in 1997 and professional services in 1998. As of March 31, 2001, we operated Internet Data Centers in the metropolitan areas of Atlanta, Austin, Boston, Chicago, Frankfurt, London, Los Angeles, Melbourne, New York, Seattle, Silicon Valley, Sydney, Tokyo, Toronto and Washington, D.C.

     Throughout 2000 and into 2001, Exodus has supported a growing number of enterprise customers as they expanded their Web initiatives. As of March 31, 2001, we had over 4,500 customers under contract worldwide, representing a variety of industries--from major enterprise customers to leaders in the Internet space.

     Our principal executive offices are located at 2831 Mission College Boulevard, Santa Clara, California 95054. Our telephone number is (408) 346-2200.

                                  RISK FACTORS

     You should carefully consider these risk factors, together with all of the other information contained or incorporated by reference in this prospectus, before you decide to purchase shares of our common stock. This prospectus contains forward-looking statements that involve risk and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. These risk factors could cause our future results to differ materially from those expressed or implied in any forward-looking statements made by us. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

     The information required by this section is incorporated by reference to the section entitled "Factors Affecting Future Results" on pages 26 - 38 of our annual report on Form 10-K for the fiscal year ended December 31, 2000. For more information, please see "Where You Can Find More Information" beginning on page 8 of this prospectus.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sales of our common stock by the selling stockholder under this prospectus.

                              SELLING STOCKHOLDER

     The following table sets forth the number of shares beneficially owned as of May 10, 2001 by the selling stockholder named below, the number of shares that may be offered and sold from time to time by the selling stockholder pursuant to this prospectus and the number of shares that would be owned by the selling stockholder assuming the selling stockholder sells all of the shares offered in this prospectus. The selling stockholder named below, any pledgee or donee of the selling stockholder and any person who may purchase shares offered hereby from the selling stockholder in a private transaction in which that person is assigned the stockholders' rights to registration of shares, are referred to in this prospectus as the "selling stockholder."

                                                                        Shares Owned         Shares         Shares Owned
Name                                                                   Before Offering       Offered       After Offering
----                                                                  -----------------   -------------   ----------------
Global Crossing Landing Holdings Ltd................................     108,157,200       108,157,200            -

     The shares that may be offered and sold pursuant to this prospectus represent all of the shares beneficially owned by the selling stockholder as of May 10, 2001. All of these shares were acquired by Global Crossing GlobalCenter Holdings, Inc. ("GCGCH") in connection with our acquisition of GlobalCenter Holding Co. ("GlobalCenter") under the terms of the Agreement and Plan of Merger dated September 28, 2000 (the "Merger Agreement"). GCGCH is the former parent company of GlobalCenter and an indirect wholly owned subsidiary of Global Crossing Ltd ("Global Crossing"). GCGCH transferred all of these shares to the selling stockholder, a wholly owned subsidiary of Global Crossing, on April 4, 2001 in a private transaction. Because the selling stockholder may offer from time to time all or some of its shares under this prospectus, no assurances can be given as to the actual number of shares that will be sold by the selling stockholder or that will be held by the selling stockholder after completion of the sales. Information concerning the selling stockholder may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary.

     Neither the selling stockholder nor any of its affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with Exodus within the past three years, except as set forth below.

     In connection with the Merger Agreement, Exodus entered into a Network Services, Marketing and

Cooperation Agreement (the "GC Network Agreement") on September 28, 2000 with Global Crossing. Under the GC Network Agreement, Exodus committed to purchase at least 50% of its network needs worldwide, other than Asia, from Global Crossing. In addition, subject to limited exceptions, Global Crossing agreed to use Exodus as its exclusive provider of Internet Web hosting services until January 2003. Global Crossing agreed to grant Exodus a credit of $100 million to be applied against purchases of assets or services under the GC Network Agreement or the AGC Network Agreement (described below) provided that Exodus applies no more than $25 million against purchases under the AGC Network Agreement. Up to $50 million of this credit may be applied in 2001, and the remainder may be applied on or after January 1, 2002. The GC Network Agreement has a ten year term.

     Under the GC Network Agreement, Exodus granted Global Crossing the right to resell Exodus services. The GC Network Agreement also contemplates that the parties may enter into a reseller agreement in order to further define the resale rights granted to Global Crossing. In April 2001, Global Crossing and Exodus entered into a Reseller Agreement whereby Global Crossing and its affiliated companies have the nonexclusive right to resell Exodus services worldwide, except for Internet Data Centers located in Hong Kong and Tokyo Otemachi. When Exodus' sales force is able to sell hosting services in Hong Kong and Tokyo Otemachi, Global Crossing will have the right to resell Exodus services in these locations under the terms of the reseller agreement. The initial term of the agreement continues through January 2003. Thereafter, the agreement automatically renews for successive one year terms. After October 2002, either party may give written notice to terminate the agreement without cause effective 90 days after the delivery of such notice. If the agreement is renewed, Global Crossing will appoint Exodus as its exclusive supplier of Internet Web hosting services during the renewal term. Exodus and/or its affiliates, on the one hand, and Global Crossing and/or Asia Global Crossing Ltd. and their affiliates, on the other hand, may enter into additional commercial arrangements with each other in the future as the parties may mutually agree.

     Exodus also entered into a Network Services, Marketing and Cooperation Agreement (the "AGC Network Agreement") on September 28, 2000 with Asia Global Crossing Ltd., a company affiliated with Global Crossing and GlobalCenter. Under the AGC Network Agreement, Asia Global Crossing Ltd. will make all of Asia Global Crossing Ltd.'s and its controlled affiliates' telecommunications services available to Exodus and its controlled affiliates on an equal access basis. Exodus agreed to promote Asia Global Crossing Ltd. as its primary provider of network services for its network operations in Asia. Exodus and its controlled affiliates agreed, during the ten year term of the agreement, to purchase from Asia Global Crossing Ltd. at least 60% of their network services requirements in specified parts of Asia and the Pacific Rim, not including Australia or New Zealand. In addition, Exodus will give Asia Global Crossing Ltd. the opportunity to provide at least 67% of Exodus' network services requirements in that territory and use reasonable efforts consistent with its business objectives to exceed this 67% commitment. Subject to limited exceptions, Asia Global Crossing Ltd. agreed to use Exodus as its exclusive provider of Internet Web hosting services in that territory until January 2003. Asia Global Crossing Ltd. and Exodus have also agreed that Asia Global Crossing Ltd. may resell Exodus services.

     On September 28, 2000, in connection with the Merger Agreement, Exodus and Asia Global Crossing Ltd. also entered into a Joint Venture Agreement relating to the formation of a pan-Asian joint venture to provide complex Web hosting and managed services in Asia. In March 2001, we formed the joint venture entity, EAP Ltd., as a Bermuda corporation and shares in the joint venture were issued to Exodus (67%) and Asia Global Crossing Ltd. (33%). Asia Global Crossing Ltd. will be the primary network provider for the joint venture in Asia. Exodus will manage and operate the joint venture.

     Concurrently with and pursuant to the Merger Agreement, Exodus entered into a Stockholder Agreement and Registration Rights Agreement, each dated as of September 28, 2000, with GCGCH and Global Crossing. Under the Stockholder Agreement, GCGCH has the right to designate one nominee for election to our Board of Directors. This right terminates if at anytime GCGCH and Global Crossing beneficially own in the aggregate less than 10% the total voting power of Exodus. GCGCH and Global Crossing Ltd. have also agreed to certain standstill provisions regarding Exodus common stock and have agreed, except in specified circumstances, not to sell or transfer any shares of Exodus common stock until after January 2002. GCGCH designated Mr. Thomas J. Casey as its nominee to our board of directors pursuant to the Stockholder Agreement. Our Board of Directors appointed Mr. Casey as a director in January 2001. Effective April 4, 2001, the selling stockholder assumed the rights and obligations of GCGCH under the Stockholder Agreement in connection with the share transfer.

     Under the Registration Rights Agreement, GCGCH and Global Crossing will each be entitled to offer for sale, beginning in January 2002, shares of Exodus common stock pursuant to a shelf registration statement, of which this prospectus is a part, that Exodus has agreed to file with the Commission by May 10, 2001. In addition, Exodus has agreed that, anytime after the first anniversary of the effective time of the merger, GCGCH and Global Crossing will have the right to ask Exodus to register their shares if and when Exodus offers any of its shares of common stock for sale in an underwritten offering. Exodus may suspend an offering of securities under circumstances delineated in the agreement. Effective April 4, 2001, the selling stockholder assumed the rights and obligations of GCGCH under the Registration Rights Agreement in connection with the share transfer.

                             PLAN OF DISTRIBUTION

    The selling stockholder has agreed not to transfer its shares of Exodus common stock except under limited circumstances, such as transfers among affiliates and limited hedging transactions, until January 2002. From January 2002 through January 2006, the selling stockholder has agreed not to transfer its shares of Exodus common stock except in underwritten offerings or other sales pursuant to its registration rights, under Rule 144, in private sales or under limited circumstances, such as transfers among affiliates and limited hedging transactions.

    Subject to the restrictions described above, the selling stockholder and its successors, including its transferees, assignees, pledgees or donees or their successors, may sell the common stock offered under this prospectus directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither Exodus nor the selling stockholder can presently estimate the amount of this compensation.

    The common stock offered under this prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

    . on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

    .  in the over-the-counter market;

    . in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

    . through the writing of options, whether the options are listed on an options exchange or otherwise; or

    .  through the settlement of short sales.

    In addition, selling stockholder may enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made under this prospectus. For example, the selling stockholder may:

    . enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with the selling stockholder;

     . sell shares short itself and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

     . write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which they settle through delivery of the shares;

     . enter into option transactions or other types of transactions that require the selling stockholder to deliver shares to a broker, dealer or other financial institution, who may then resell or transfer the shares under this prospectus; or

     . loan the shares to a broker, dealer or other financial institution, who may sell the loaned shares.

     These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered under this prospectus, and that broker, dealer or other financial institution may resell those shares under this prospectus.

     The aggregate proceeds to the selling stockholder from the sale of the common stock offered by the selling stockholder will be the purchase price of the common stock less discounts and commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. Exodus will not receive any of the proceeds from this offering.

     Exodus' outstanding common stock is listed for trading on the Nasdaq National Market.

     The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the selling stockholder is an "underwriter" within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

     In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     To the extent required, the specific common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. This prospectus also may be used, with Exodus' consent, by assignees, donees or pledgees of the selling stockholder, or by other persons acquiring shares and who wish to offer and sell shares under circumstances requiring or making desirable its use.

     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless the shares have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     The common stock offered under this prospectus was originally issued to Global Crossing GlobalCenter Holdings, Inc. pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(2) thereof and/or Regulation D promulgated thereunder in connection with our acquisition of GlobalCenter Holding Co. In connection with the acquisition of GlobalCenter Holding Co., Exodus agreed to register the shares of common stock offered under this prospectus under the Securities Act. Exodus and the selling stockholder have agreed to indemnify each other, and their respective controlling persons, against specific liabilities, including liabilities arising under the Securities Act and the Exchange Act, in connection with the offer and sale of the shares. In addition, the selling stockholder may indemnify brokers, dealers, agents or underwriters that participate in transactions involving sales of the shares against specific liabilities, including liabilities arising under the Securities Act and/or the Exchange Act. Exodus has agreed to pay all expenses of the offering of the shares by the selling stockholder to the public, except that the selling stockholder has agreed to pay any brokerage and sales commissions and any transfer taxes relating to the sale or disposition of the shares offered under this prospectus.

                                 LEGAL MATTERS

     Fenwick & West LLP, Palo Alto, California, will provide Exodus with an opinion as to legal matters in connection with the common stock.

                                    EXPERTS


     Our consolidated balance sheets as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive loss for each of the years in the three-year period ended December 31, 2000 and the related financial statement schedule, have been incorporated by reference in this registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference in this registration statement, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP covering the December 31, 2000 financial statements refers to a change in the method of accounting for installation services in 2000.

     The consolidated balance sheets of GlobalCenter Holding Co. ("GlobalCenter") and subsidiaries, as of December 31, 2000 and 1999 and the related consolidated statements of operations and comprehensive income, shareholder's equity and cash flows for the year ended December 31, 2000 and the periods from October 1, 1999 to December 31, 1999 ("GlobalCenter period") and from January 1, 1999 to September 30, 1999 and for the year ended December 31, 1998 of GlobalCenter, Inc. ("Predecessor period"), incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report incorporated by reference herein.

                      WHERE YOU CAN FIND MORE INFORMATION

     The following documents we have filed with the Commission are incorporated into this prospectus by reference:

     . our annual report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on March 30, 2001;

     . our definitive proxy statement filed with the Commission on April 26, 2001;

     . our current reports on Form 8-K filed with the Commission on January 24, 2001 (as amended on Form 8-K/A filed on May 10, 2001), January 29, 2001, February 5, 2001, February 23, 2001 and May 2, 2001;

     . the description of our common stock contained in our registration statement on Form 8-A filed with the Commission on February 13, 1998 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

     . the description of our preferred stock purchase rights contained in our registration statement on Form 8-A filed with the Commission on January 29, 1999 under Section 12(g) of the Exchange Act, as amended by a Form 8- A/A filed with the Commission on November 29, 1999, including any amendment or report filed for the purpose of updating such description; and

     . all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering.

     To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference from documents previously filed with the Commission, the statement in this prospectus shall control. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement. Later information contained in future filings incorporated by reference will update the information contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this document.

     Because we are subject to the informational requirements of the Exchange Act, we file reports and other information with the Commission. Reports, registration statements, proxy and information statements and other information that we have filed can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of this material from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the Commission. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information that is filed electronically with the Commission. This web site can be accessed at http://www.sec.gov.

     We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to the common stock offered under this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the Commission. You should refer to the registration statement for further information with respect to us and our common stock. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the Commission's principal office in Washington, D.C., and you may obtain copies from this office upon payment of the fees prescribed by the Commission.

     We will furnish without charge to each person, including any beneficial owner, to whom a copy of any or all of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated by reference into this prospectus. You should direct any requests for copies to Exodus Communications, Inc., 2831 Mission College Boulevard, Santa Clara, California 95054, Attention: Adam W. Wegner, General Counsel, telephone: (408) 346-2200.

                          EXODUS COMMUNICATIONS, INC.

                                  PROSPECTUS

                            _________________, 2001

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered hereby. Normal commission expenses and brokerage fees will be paid by the selling stockholder. All amounts are estimated except the Securities and Exchange Commission registration fee.


          Securities and Exchange Commission registration fee......  $258,225
          Accounting fees and expenses.............................    30,000
          Legal fees and expenses..................................    30,000
          Printing and engraving expenses..........................     5,000
          Miscellaneous............................................     5,775
                                                                       ------

           Total...................................................  $329,000


ITEM 15.  Indemnification of Directors and Officers.

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding (except if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or, in certain circumstances, by independent legal counsel in a written opinion that the facts known to the decision-making party demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in, or not opposed to, the best interests of the corporation); (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees and agents; (v) the Registrant may not retroactively amend the Bylaw provisions relating to indemnification; and (vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful if his or her action is based on the records or books of account of the corporation or on information supplied to him or her by officers of the corporation in the course of their duties or on the advice of legal counsel for the corporation or on information or records given or reports made to the corporation by independent certified public accountants or appraisers or other experts.

     The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in these capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims (i) initiated or brought voluntarily by the indemnified party and not by way of defense, except with respect to a proceeding to establish or enforce a right to indemnification under the indemnification agreements or any other agreement or insurance policy or under the Registrant's Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification, or authorized by the Board of Directors or as otherwise required under Delaware statute or law, regardless of whether the indemnified party is ultimately determined to be entitled to such indemnification; (ii) for expenses and the payment of profits arising from the purchase and sale by the indemnified party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934 or any similar successor statute; or (iii) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The indemnification agreement also provides for contribution in certain situations in which the Registrant and a director or executive officer are jointly liable and indemnification is unavailable, such contribution to be based on the relative benefits received and the relative fault of the Registrant and the director or executive officer. No contribution is allowed to a person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended (the "Securities Act")) from any person who was not found guilty of such fraudulent misrepresentation.

     The indemnification agreement requires a director or executive officer to reimburse the Registrant for all expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, the indemnification agreement or otherwise, to be indemnified for such expenses. The indemnification agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, Delaware law or otherwise.

     The indemnification provision in the Bylaws, and the form of indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act.

     As authorized by the Registrant's Bylaws, the Registrant, with approval by the Board, maintains director and officer liability insurance.

     In addition, Thadeus Mocarski, a director of the Registrant, is indemnified in certain circumstances by Fleet Financial Group, Inc.


ITEM 16.  Exhibits.

     The following exhibits are filed herewith or incorporated by reference herein:


  Exhibit
  Number                              Exhibit Title
  ------                              -------------

    2.01 Agreement and Plan of Merger dated as of September 28, 2000 among Registrant, Einstein Acquisition Corp., Global Crossing GlobalCenter Holdings, Inc., GlobalCenter Holding Co., GlobalCenter Inc. and Global Crossing North America, N.A. (Incorporated by reference from Exhibit 2.01 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2000 (the "October 2000 Form 8-K")).

    4.01 Stockholder Agreement among Registrant, Global Crossing Ltd. and Global Crossing GlobalCenter Holdings, Inc., dated as of September 28, 2000. (Incorporated by reference from Exhibit 4.01 to the October 2000 Form 8-K).

    4.02 Registration Rights Agreement by and among Registrant, Global Crossing GlobalCenter Holdings, Inc., Global Crossing Ltd. and other direct and indirect subsidiaries mentioned therein, dated as of September 28, 2000. (Incorporated by reference from Exhibit
               4.02 to the October 2000 Form 8-K).

  Exhibit
  Number                              Exhibit Title
  ------                              -------------


               the October 2000 Form 8-K).

   5.01#       Opinion of Fenwick & West LLP.

  23.01#       Consent of Fenwick & West LLP (included in Exhibit 5.01).

  23.02#       Consent of KPMG LLP, independent auditors.

  23.03#       Consent of Arthur Andersen LLP, independent public accountants.

  24.01# Power of Attorney (see the signature page to this Registration Statement).

_________________
#    Filed herewith.

ITEM 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and
          (ii) do not apply if the information required to be included in a post-effective amendment by these clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 10th day of May, 2001.

                                        EXODUS COMMUNICATIONS, INC.

                                        By:       /s/ Richard S. Stoltz
                                           -------------------------------------
                                           Richard S. Stoltz
                                           Executive Vice President, Finance and
                                           Chief Financial Officer



                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Ellen M. Hancock and Richard S. Stoltz, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 415 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Name                                     Title                               Date
                  ----                                     -----                               ----
Principal Executive Officer:

     /s/ Ellen M. Hancock                         Chairman and Chief Executive              May 10, 2001
-----------------------------------------         Officer
         Ellen M. Hancock

Principal Financial Officer and
Principal Accounting Officer:

     /s/ Richard S. Stoltz                        Executive Vice President, Finance         May 10, 2001
-----------------------------------------         and Chief Financial Officer
         Richard S. Stoltz

                  Name                                       Title                               Date
                  ----                                       -----                               ----
Additional Directors:

            /s/ Thomas J. Casey                             Director                          May 10, 2001
 -----------------------------------------
                Thomas J. Casey

            /s/ John R. Dougery                             Director                          May 10, 2001
 -----------------------------------------
                John R. Dougery

 -----------------------------------------                  Director
                Mark Dubovoy

 -----------------------------------------                  Director
                Max D. Hopper

 -----------------------------------------                  Director
             L. William Krause

            /s/ Daniel C. Lynch                             Director                          May 10, 2001
 -----------------------------------------
                Daniel C. Lynch

          /s/ Thadeus J. Mocarski                           Director                          May 10, 2001
 -----------------------------------------
              Thadeus J. Mocarski

 -----------------------------------------                  Director
             Naomi O. Seligman

            /s/ Dirk A. Stuurop                             Director                          May 10, 2001
 -----------------------------------------
                Dirk A. Stuurop

                                 EXHIBIT INDEX


  Exhibit
  Number                              Exhibit Title
  ------                              -------------

    2.01 Agreement and Plan of Merger dated as of September 28, 2000 among Registrant, Einstein Acquisition Corp., Global Crossing GlobalCenter Holdings, Inc., GlobalCenter Holding Co., GlobalCenter Inc. and Global Crossing North America, N.A. (Incorporated by reference from Exhibit 2.01 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2000 (the "October 2000 Form 8-K")).

    4.01 Stockholder Agreement among Registrant, Global Crossing Ltd. and Global Crossing GlobalCenter Holdings, Inc., dated as of September 28, 2000. (Incorporated by reference from Exhibit 4.01 to the October 2000 Form 8-K).

    4.02 Registration Rights Agreement by and among Registrant, Global Crossing GlobalCenter Holdings, Inc., Global Crossing Ltd. and other direct and indirect subsidiaries mentioned therein, dated as of September 28, 2000. (Incorporated by reference from Exhibit 4.02 to the October 2000 Form 8-K).

    5.01#    Opinion of Fenwick & West LLP.

   23.01#    Consent of Fenwick & West LLP (included in Exhibit 5.01).

   23.02#    Consent of KPMG LLP, independent auditors.

   23.03#    Consent of Arthur Andersen LLP, independent public accountants.

   24.01# Power of Attorney (see the signature page to this Registration Statement).

_______________________
   #  Filed herewith.